                                                                  Exhibit 10.8.3
                                                                  --------------

                              EMPLOYMENT AGREEMENT



          THIS EMPLOYMENT AGREEMENT (the "Agreement") between Avery Dennison Corporation, a Delaware corporation ("Avery" or the "Company") and Robert G. van Schoonenberg (the "Executive"), dated as of the 16th day of March, 1996.

          1.  Employment Period.  Avery hereby agrees to continue the Executive
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in its employ, and the Executive hereby agrees to remain in the employ of Avery for the period commencing on the date of this Agreement and ending on the second anniversary of such date (the "Employment Period"); provided, however, that commencing on the first day of the month next following the effective date hereof, and on the first day of each month hereafter (the most recent of such dates is hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to any Renewal Date Avery or the Executive shall give notice to the other than the Employment Period shall not be so extended, provided, further, however, that upon a Change of Control, if the Executive is an employee of the Company at such time, the Employment Period shall be extended until the second anniversary of the Change of Control.

          2.  Duties.  (a)  Executive's Position and Duties.  During the
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Employment Period, the Executive's position (including titles and reporting relationship to the Chief Executive Officer of Avery), authority and responsibilities shall be similar to those held by the Executive on the date hereof with such additions and modifications, and consistent with responsibilities generally assigned to executive officers of Avery as the Chief Executive Officer of Avery may in his discretion and acting in good faith from time to time assign to Executive. During the Employment Period, the Executive shall report directly to the Chief Executive Officer of the Company. The Executive's services shall be performed in the general area in which Executive was employed on the date of this Agreement and Executive will not be transferred outside the area without Executive's consent, other than for normal business travel and temporary assignments.

          (b)  Full Time.  The Executive agrees to devote his full business time
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to the business and affairs of Avery and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities; (ii) periods of vacation and sick leave to which he is entitled; and (iii) the management of his personal investments and affairs. Executive will not engage

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

in any outside business activity including, but not limited to, activity as a consultant, agent, partner or officer or provide services of any nature directly or indirectly to a corporation or other business enterprise.

          3.  Compensation.  (a)  Base Salary.  During the Employment Period,
              ------------        -----------
the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the monthly salary agreed to be paid to Executive by Avery on the date of this Agreement. The Base Salary shall be reviewed at least every year and may be increased at any time and from time to time by action of the Board of Directors of Avery (the "Board") or any committee thereof or any individual having authority to take such action in accordance with Avery's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of Avery hereunder, and after any such increase, the Base Salary shall not be reduced.

          (b)  Bonus Programs.  In addition to the Base Salary, the Executive
               --------------
shall continue to participate in Avery's cash and deferred bonus or incentive plans or programs ("Bonus Programs") as may be in effect from time to time with respect to executives employed by Avery at a participation level reflecting Executive's responsibilities, including but not limited to, the Executive Leadership Compensation Plan ("ELCP") and the Amended and Restated Long-Term Incentive Plan
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

("LTIP") as they may be modified from time to time and including any plans substituted therefore, provided, however, except as provided in Section 5(f) hereof, the determination of the amounts to be paid pursuant to such plans shall be made by the Board or a committee thereof authorized to take such action and shall be made in accordance with Avery's compensation practice and the terms and provisions of such plans or programs.

          (c)  Incentive and Savings Plans.  In addition to the Base Salary and
               ---------------------------
participation in the Bonus Programs, during the Employment Period the Executive shall continue to be entitled to participate in all incentive and savings plans and programs, including stock option plans, as well as in all retirement plans as may be in effect from time to time with respect to executives employed by Avery at Executive's level reflecting Executive's responsibilities.

          (d)  Benefit Plans.  The Executive and/or her family, as the case may
               -------------
be, shall be entitled to receive all amounts which she or her family is or would have been entitled to receive as benefits under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of Avery in which Executive is a participant as in effect from time to time with respect to executives employed by Avery. Eligibility for continued participation in such benefit plans shall remain in effect up through the ear-lier of: the date Executive commences a position with a new employer where the overall content and value of the benefit plans available are either substantially similar to or more favorable to Executive than the Company's plans; or, at the conclusion of the two year life of this Agreement, which follows the tender of appropriate notice or is pursuant to an applicable termination under Sections 5(d) and 5(e).

          (e)  Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and practices of Avery as in effect from time to time with respect to executives employed by Avery.

          (f)  Fringe Benefits.  The Executive shall be entitled to fringe
               ---------------
benefits, commensurate with those available to comparable level executives, to include an automobile and related expenses, and financial counseling in accordance with the policies of Avery as in effect from time to time with respect to executives employed by Avery for the full duration of the Agreement, including the two year period from date of Executive's termination as governed by the provisions of 5(d) and 5(e). Further in the event of Executive's termination under the provisions of 5(d) and 5(e), Executive shall be entitled to company-paid outplacement services commensurate with those provided to terminated executives of comparable level and made available through and at the facilities of a reputable and experienced vendor.

          (g)  Vacation.  During the Employment Period, the Executive shall be
               --------
entitled to paid vacation in accordance with the policies of Avery as in effect from time to time with respect to executives employed by Avery.

          (h)  Certain Amendments.  Nothing herein shall be construed to prevent
               ------------------
Avery from amending, altering, eliminating or reducing any plans, benefits or programs so long as the Executive continues to have the opportunity to receive compensation and benefits consistent with Sections 3(a) through (g).

          4.  Termination.  (a)  Death or Disability.  This Agreement shall
              -----------        -------------------
terminate automatically upon the Executive's death. Avery may terminate this Agreement, after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with Avery shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date"). For purposes of this Agreement, an Executive's Disability shall be deemed to have occurred when the Executive becomes entitled to receive disability benefits under the Avery Long-Term Disability Plan for exempt employees.

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

          (b)  Cause.  Avery may terminate the Executive's employment for
               -----
"Cause" if a majority of the Board determines that "Cause" exists. For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of Avery or (ii) repeated violations by the Executive of his obligations under Section 2 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which resulted in material injury to Avery, (iii) conduct of a criminal nature which may or which is likely to have an adverse impact on Avery's reputation or standing in the community or on its relationship with its customers or those who purchase or use its products or (iv) fraudulent conduct in connection with the business or affairs of Avery regardless of whether said conduct is designed to defraud Avery or others.

          For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraphs (i), (ii), (iii) or (iv) above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  This Executive may terminate his employment for
               -----------
Good Reason.  For purposes of this Agreement, "Good Reason" means:

          (i) Without the express written consent of the Executive, the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position, reporting lines, authority or responsibilities as contemplated by Section 2 of this Agreement;

          (ii) any failure by Avery to comply with any of the provisions of
Section 3 of this Agreement, other than an insubstantial and inadvertent failure remedied by Avery promptly after receipt of notice thereof given by the Executive;

          (iii) Avery requires the Executive without his consent to be based at any office or location other than an office or location in the general area where Executive was based on the date of this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities;

          (iv) any proposed termination by Avery of the Executive's employment otherwise than as permitted by this Agreement; or

          (v) any failure by Avery to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 11(b).

          Anything to the contrary in this Agreement notwithstanding, any termination by the Executive for whatever reason during the 30-day period following the first anniversary of a Change of Control shall constitute a termination for Good Reason for all purposes of this Agreement.

          (d)  Change of Control.  A "Change of Control" shall be deemed to have
               -----------------
occurred if:

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

          (i) any "Person", which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Avery, any trustee or other fiduciary holding securities under an employee benefit plan of Avery) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of Avery representing 30% or more of the combined voting power of Avery's then outstanding voting securities;

          (ii) during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Avery, and any new director whose election by the Board, or whose nomination for election by Avery's stockholders, was approved by a vote of at least one-half ( 1/2) of the directors (other than in connection with an actual or threatened election contest) (the "Incumbent Board") cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of Avery approve (I) a plan of complete liquidation of Avery or (II) the sale or disposition by Avery for all or substantially all of Avery's assets unless the acquirer of the assets or its board of directors shall meet the conditions for a merger or consolidation in subparagraphs (iv)(I) or (iv)(II) below; or

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

          (iv) the consummation of a merger or consolidation of Avery with any other company other than:

               (I) such a merger or consolidation which would result in the voting securities of Avery outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of Avery's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; and

               (II) such a merger or consolidation, which would result in the Incumbent Board immediately prior to the execution of the initial agreement, or other action providing for such merger or consolidation, continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), "surviving entity" shall mean only an entity in which all of Avery's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation.

          (e)  Notice of Termination.  Any termination by Avery for Cause or
               ---------------------
following a Change of Control or by the Executive for Good Reason shall be communicated by Notice of

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

Termination to the other party hereto given in accordance with Section 13(b). Any termination by Avery due to Disability shall be given in accordance with
Section 4(a). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) and except in the event of a termination as a result of a Change of Control, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice).

          (f)  Date of Termination.  "Date of Termination" means the fifth day
               -------------------
following the mailing (or if personally delivered, the date of delivery) of the Notice of Termination or any later date specified therein, as the case may be. Notwithstanding any contrary provision in Section 4(e), if the Executive's employment is terminated by Avery for any reason other than Cause, Death, or Disability, the Date of Termination is the date on which Avery notifies the Executive of such termination; if the Executive's employment is terminated due to Disability, the Date of Termination is the Disability Effective Date, and if the Executive's employment

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

is terminated due to the Executive's death, the Date of Termination shall be the date of death.

          5.  Obligations of Avery upon Termination.
              -------------------------------------

          (a)  Death.  If the Executive's employment is terminated by reason of
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the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of his death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by Avery to surviving families of executives of Avery under the plan, programs and policies described in Sections 3(d) and 3(f) of this Agreement, if any, as in effect from time to time with respect to executives employed by Avery with comparable responsibilities and their families.

          (b)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability, the Executive shall be entitled to receive after the Disability Effective Date disability and other benefits at least equal to those provided by Avery to disabled employees and/or their families in accordance with the plans, programs and policies described in Sections 3(d) and 3(f) of this Agreement if and as in effect on the Disability Effective Date with respect to

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

executives with comparable responsibilities and their families.

          (c)  Cause.  If the Executive's employment shall be terminated for
               -----
Cause or if the Executive terminates his employment without Good Reason, Avery shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and Avery shall have no further obligations to the Executive under this Agreement.

          (d)  Good Reason, Other Than for Cause or Disability.
               -----------------------------------------------

          (i) Lump Sum Payments.  If during the Employment Period Avery shall
              -----------------
terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate his employment for Good Reason prior to a Change of Control as provided in Section 5(e):

          (I) Avery shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination was given;

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

          (B) a current year ELCP bonus equal to the average of the greatest two out of the three most recent annual ELCP bonuses received by Executive (which two greatest ELCP bonuses need not represent consecutive years) and prorated to reflect the total number of full months Executive is employed in the year in which termination occurs;

          (C) an LTIP payment reflective of the Executive's full participation in the three-year plan, so that at the time that final performance under the Plan is determinable and individual payouts calculated, Executive shall promptly receive an amount equivalent to what he would have received if he had remained employed through the date of such payouts.

          (D) two times the sum of (x) the Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given and (y) the Annual Bonus defined in Section 5(d)(i)(I)(B), but without proration.

          (II) Options granted to Executive under Avery's stock option plans (the "Stock Option Plan") which options have been outstanding for more than six months shall become immediately exercisable and Executive shall have for a period of not less than 2 years following such Date of Termination to exercise all options granted under the Stock

Option Plans then exercisable, but not to exceed the term of the grant, or which become exercisable pursuant to this clause (II). For options granted to Executive on and after November 30, 1995, in the event Executive is age 55 or older on the Date of Termination, he will be treated as a retiree under the Stock Option Plan, which will enable Executive to vest in and exercise stock options theretofore granted under that plan, for a period of up to five years (but in no event past the expiration of the term of the option grant).

          (III) In addition, Avery shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses paid or incurred by the Executive which would have been payable under Section 3(e) if his employment had not terminated; and

          (IV) Until the earlier of (i) the second anniversary of the Date of Termination referred to in this Section, or (ii) the date Executive accepts other employment, Avery shall continue benefits to the Executive and/or his family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in Sections 3(d) and 3(f) of this Agreement if the Executive's employment had not been terminated, if and as in effect from time to time with respect to executives employed by Avery with comparable responsibilities and their families. The last 18 months of Executive's participation shall be deemed to be participation under an election to continue such benefits under the Consolidated Omnibus Budget Reconciliation Act.

          (V) For purposes of the Avery nonqualified deferred compensation and qualified and nonqualified retirement plans, Executive shall be credited with two years of service in addition to his years of service actually accrued through the Date of Termination and Executive shall also be credited with (i) the number of years of attained age in addition to his actual age attained upon the Date of Termination, and (ii) the number of years of service, minimally required in order to satisfy the requirements for "early retirement" benefits eligibility under both the Avery deferred compensation and qualified and nonqualified retirement plans. The crediting of age and service to the Executive shall be taken into account for all purposes of the plans. During the two-year period immediately succeeding Executive's termination date, Executive shall participate in any enhancements or improvements to Avery benefit plans available to Avery executives, including extensions to the duration of receipt of payments, increased payment amounts, or any other similar changes which may ensue during the applicable period. In the event that the benefits described above cannot be provided by the terms of the plans referred to herein, Avery shall provide the Executive with identical benefits outside of such plans. Commencement of benefits under the foregoing plans shall be subject to the Executive's ability to defer such benefits as provided pursuant to such plans as of the date hereof.

          (e)  Change of Control.  If during the Employment Period and within 24
               -----------------
months following a Change of Control, Executive shall terminate his employment for Good Reason as defined in Section 4(c) or if Avery terminates the Executive's employment other than for Cause or Disability:

          (i) Avery shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination was given; and

          (B) an amount equal to the ELCP bonus that would have been payable to executives of Avery in the same bonus category as Executive pursuant to the Bonus Programs provided in Section 3(b) assuming, for purposes of calculating the amount of the bonus pool under the plan, that the "maximum" amount, as that term is used in the plan, were achieved, ("Annual Bonus") multiplied by a fraction whose numerator shall be the number of full months that have elapsed from the end of the last fiscal year with respect to which an

ELCP bonus calculation was made, and ending on the Date of Termination and the denominator shall be 12. The year on which the computation is based shall be the year in which the Date of Termination occurred;

          (C) three times the sum of (x) the Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given, and (y) the Executive's Annual ELCP Bonus based upon the formula described in 5.(d)(i)(I)(B) but without proration, and assuming a maximum bonus pool and payout for the year; and

          (D) the full term payment for the three-year period of the LTIP, assuming for purposes of calculating the amount earned under this plan, achievement of the three-year maximum award, less any interim payments previously received by Executive.

          (ii) If it is determined that any payment or distribution by Avery to Executive, whether pursuant to this Agreement or otherwise (determined without regard to any additional payments required pursuant to this sentence) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (iii) In addition, Executive shall receive the amounts and be entitled to the benefits provided in clauses (II), (III), (IV) and (V) of Section 5(d)(i).

          (f)  Bonus During Cancellation Period.  If Avery notifies the
               --------------------------------
Executive that the Employment Period provided in Section 1 hereof will not be automatically extended as provided therein, the compensation of Executive shall continue as provided in this Agreement for the period provided therein, except that the amount of short-term incentive compensation payable under the Bonus Programs with respect to each fiscal year during such period (including the year in which the notice was given) shall be the Annual Bonus as determined in
Section 5(d)(I)(B). Amounts payable with respect to the year in which the term specified in Section 1 expires shall be prorated based on a fraction the numerator of which is the number of full months from the beginning of such year until the date of the expiration of this Agreement and denominator is 12.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participating in any benefit, bonus, incentive or other plan or program provided by Avery and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with Avery or any of its affiliated companies. Except as otherwise provided herein, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of Avery at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

          7.  No Set Off, Payment of Fees.  Except as provided herein, Avery's
              ---------------------------
obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which Avery may have against the Executive or others. Avery agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless or the outcome thereof) by Avery or others of the validity or enforceability of, or liability under, any provision of this Agreement other than expenses relating to a claim by Executive that he terminated for Good Reason or that the termination for Cause was improper, in which case such fees and expenses shall be paid only if Executive prevails in whole or in part. All amounts provided herein shall include, in each case, interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of the prime commercial lending rate announced by Bank of American National Trust and Savings Association in effect from time to time during the period of such nonpayment. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless Avery and the Executive shall otherwise mutually agree, be deemed to have terminated at the date of giving such purported Notice of Termination by mutual consent of Avery and the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date.

          8.  Arbitration of Disputes.  (a)  The parties agree that any
              -----------------------
disputes, controversies or claims which arise out of or related to this Agreement, Executive's employment or the termination of his employment, including, but not limited to, any claim relating to the purported validity, interpretation, enforceability or breach of this Agreement, and/or any other claim or controversy arising out of the relationship between the Executive and Avery (or the nature of the relationship) or the continuation or termination of that relationship, including, but not limited to, claims that a termination was for Cause, including the Board's determination in accordance with Section 4(b), or for Good Reason, claims for breach of covenant, breach of an implied covenant of good faith and fair dealing, wrongful termination, breach of contract, or intentional infliction of emotional distress, defamation, breach of right of privacy, interference with advantageous or contractual relations, fraud, conspiracy or other tort or property claims of any kind, which are not settled by agreement between the parties, shall be settled by arbitration before a board of three arbitrators.

          One arbitrator shall be selected by the Executive, one by Avery and the third by the two persons so selected, all in accordance with the labor arbitration rules of the American Arbitration Association then in effect. In the event that the arbitrator selected by the Executive and the arbitrator selected by Avery are unable to agree upon a third arbitrator, then the third arbitrator shall be selected from a list of seven provided by the office of the American Arbitration Association nearest to the employee's residence with the parties striking names in order and the party striking first to be determined by the flip of a coin. The arbitration shall be held in a location to be mutually agreed upon by the parties. In the absence of agreement, the Chairman of the Board of Avery shall determine the location.

          (b) In consideration of the parties' agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract, or any other claim arising out of their conduct, the relationship existing hereunder or the continuation or termination of that relationship, and in further consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, the arbitration provisions of this Agreement shall provide the exclusive remedy, and each party expressly waives any right he or it may have to seek redress in any other forum.

          (c) Any claim which either party has against the other party could be submitted for resolution pursuant to this Section must be presented in writing by the claiming party to the other within one year of the date the claiming party knew or should have known of the facts giving rise to the claim, except that claim arising out of or related to the termination of the Executive's employment must be presented by him within one year of the Date of Termination. Unless the party against whom any claim is asserted waives the time limits set forth above, any claim not brought within the time periods specified shall be waived and forever barred.

          (d) Avery will pay all costs and expenses of the arbitration to the extent provided in Section 8, hereof. In the event expenses are not paid by Avery, and without diminishing the Executive's right to reimbursement as provided in this Section costs and expenses shall be paid as follows: (x) the expenses of the neutral arbitrator and of a transcript of any arbitration proceeding shall be divided equally between the Executive and Avery; and (y) each party shall bear the expenses of the arbitrator selected by it and of the witnesses it calls.

          (e) Any decision and award or order of the majority of the arbitrators shall be binding upon the parties hereto and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.

          (f) Each of the above terms and conditions shall have separate validity and the invalidity of any part thereof shall not affect the remaining parts.

          (g) Any decision and award or order of the majority of the arbitrators shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute to the full extent permitted by law. In all other cases the parties agree that the decision of the board of arbitrators shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the employee in connection with the dispute, and that the decision and opinion of the board of arbitrators may be presented in any other forum on the merits of the dispute.

          9.  General Release.  Executive acknowledges and agrees that this
              ---------------
Agreement includes the entire agreement and understanding between the parties with regard to Executive's employment or the termination thereof during the Employment Period and all amounts to which Executive shall be entitled whether during the term of employment or upon termination thereof. Accordingly, upon Avery's fulfilling its obligations to Executive hereunder, Executive, on behalf of himself and his related individuals and entities, if any, including, but not limited to, any predecessors, successors/assigns, and any and all other related individuals and entities, if any, and each of them, shall and does hereby forever relieve, release, and discharge Avery and its respective predecessors, successors, assigns, owners, attorneys representatives, affiliates, parent corporations, subsidiaries (whether or not wholly-owned), divisions, partners and their officers, directors, agents, employees, servants, executors, administrators, accountants, investigators, insurers, and any and all other related individuals and entities, if any, and each of them, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts or omissions occurring before the execution of this Agreement, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with the subject matter of this Agreement, Executive's employment or the termination thereof, and any and all facts in any manner arising out of, related to or connected with Executive's employment with, or termination of employment from, Avery or any of its related entities, including, but not limited to, any claims arising from rights under federal, state, and local laws prohibiting discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, ancestry, sexual orientation, or any other form of discrimination, and any common law claims of any kind, including, but not limited to, contact, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, misrepresentation, defamation, wrongful termination, infliction of emotional distress, breach of fiduciary duty, and any other common law claim of any kind whatever.

          Upon Avery's fulfilling its obligations to Executive hereunder, Executive expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, or any other federal or state statutory rights or rules, or principles of common law or equity, or those of any jurisdiction, government, or political subdivision thereof, similar to Section 1542 ("similar provision"). Thus Executive may not invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any claims released hereunder. Section 1542 provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          10.  Confidential Information.  The Executive shall hold in a
               ------------------------
fiduciary capacity for the benefit of Avery all secret or confidential information, knowledge or data relating to Avery or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by Avery or any of its affiliated companies and which shall not be public knowledge and will continue to be bound by the provisions of the Patent and

Confidence Agreement previously executed by Executive. After termination of the Executive's employment with Avery, he shall not, without the prior written consent of Avery, communicate or divulge any such information, knowledge or data to anyone other than Avery and those designated by it.

          11.  Successors.  (a)  This Agreement is personal to the Executive and
               ----------
without the prior written consent of Avery shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon Avery and its successors. Avery shall require any successor to all or substantially all of the business and/or assets of Avery, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Avery would be required to perform if no such succession had taken place.

          12.  Amendment.  This Agreement contains the entire agreement between
               ---------
the parties with respect to the subject mat-ter hereof and may be amended or modified only by a written instruction executed by Executive and Avery.

          13.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:
                    -------------------

                    Robert G. van Schoonenberg
                    524 Dartmouth Place
                    La Canada Flintridge, CA  91011


                    If to the Corporation:
                    ---------------------

                    Avery Dennison Corp.
                    150 N. Orange Grove Blvd.
                    Pasadena, CA  91103
or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          (c) The invalidity of unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) Avery may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) This Agreement supersedes all other agreements and arrangements between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Executive has hereunto set hand and, pursuant to the authorization from the Board of Directors, Avery has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the date and year first above written.


                              /s/ Robert G. van Schoonenberg
                              ______________________________
                              Robert G. van Schoonenberg

                              AVERY DENNISON CORPORATION



                              By: /s/ Charles D. Miller
                                 ---------------------------
                                  Charles D. Miller
                                  Chairman of the Board and
                                     Chief Executive Officer